                                                            EXHIBIT 1.1


                                                            [Conformed Copy]

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                         REGISTRATION RIGHTS AGREEMENT

                         Dated as of February 23, 1999


                                     among

                            LOWE'S COMPANIES, INC.

                                      and


                              MERRILL LYNCH & CO.
                     Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated
                             GOLDMAN, SACHS & CO.
                             LEHMAN BROTHERS INC.,

                           as the Initial Purchasers

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

                         REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of February 23, 1999, by and among LOWE'S COMPANIES, INC., a North Carolina corporation (the "Company"), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN, SACHS & CO., and LEHMAN BROTHERS INC. (collectively, the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement dated February 18, 1999 by and among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $400,000,000 aggregate principal amount of the Company's 6 1/2% Debentures due March 15, 2029 (the "Debentures"). In order to induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company has agreed to provide to the Initial Purchasers and their respective direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.   Definitions. As used in this Agreement, the following capitalized
               -----------
defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time
           --------
     to time, and the rules and regulations of the SEC promulgated thereunder.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended
           --------
     from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "Closing Time" shall mean the Closing Time as defined in the Purchase
           ------------
     Agreement.

          "Company" shall have the meaning set forth in the preamble and also
           -------
     includes the Company's successors.

          "Depositary"  shall mean The Depository Trust Company, or any other
           ----------
     depositary appointed by the Company; provided, however, that any such depositary must at all times have an address in the Borough of Manhattan, in The City of New York.

          "Exchange Debentures" shall mean the 6 1/2% Debentures Due 2029 issued
           -------------------
     by the Company under the Indenture, containing terms identical to the Debentures (except that (i) interest thereon shall accrue from the last date on which interest was paid on the

     Debentures or, if no such interest has been paid, from the Closing Time,
     (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) to be offered to Holders of Registrable Debentures in exchange for Registrable Debentures pursuant to the Exchange Offer.

          "Exchange Offer" shall mean the exchange offer by the Company of
           --------------
     Exchange Debentures for Registrable Debentures pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933
           ---------------------------
     Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer
           -------------------------------------
     registration statement on Form S-4 (or, if applicable, on another appropriate form), pursuant to which registration statement the Company shall offer to exchange the Registrable Debentures for Exchange Debentures, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Holders" shall mean the Initial Purchasers, for so long as they own
           -------
     any Registrable Debentures, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Debentures under the Indenture.

          "Indenture" shall mean the Amended and Restated Indenture dated as of
           ---------
     December 1, 1995 by and between the Company and The First National Bank of Chicago, as trustee, as amended by the First Supplemental Indenture dated as of February 23, 1999, between the Company and the Trustee, in each case relating to the Debentures and the Exchange Debentures and as the same may be amended and supplemented from time to time in accordance with the terms thereof.

          "Initial Purchasers" shall have the meaning set forth in the preamble
           ------------------
     of this Agreement.

          "Majority Holders" shall mean the Holders of a majority of the
           ----------------
     aggregate principal amount of Registrable Debentures outstanding; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Debentures is required hereunder, Registrable Debentures held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent holders of Registrable Debentures if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Debentures) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "Participating Broker-Dealer" shall have the meaning set forth in
           ---------------------------
     Section 3(f).

          "Person" shall mean an individual, partnership, joint venture, limited
           ------
     liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
     Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Debentures covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble
           ------------------
     of this Agreement.

          "Registrable Debentures" shall mean the Debentures; provided, however,
           ----------------------
     that the Debentures shall cease to be Registrable Debentures when (i) a Registration Statement with respect to such Debentures shall have been declared effective under the 1933 Act and such Debentures shall have been disposed of pursuant to such Registration Statement, (ii) such Debentures shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Debentures shall have ceased to be outstanding or (iv) such Debentures have been exchanged for Exchange Debentures upon consummation of the Exchange Offer.

          "Registration Expenses" shall mean any and all expenses incident to
           ---------------------
     performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state or other securities or blue sky qualification of any of the Exchange Debentures or Registrable Debentures), (iii) all expenses of any Persons in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Exchange

     Debentures and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Exchange Debentures or such Registrable Debentures, covered by a Shelf Registration Statement, as applicable, on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Company and the fees and expenses of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (viii) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD (if required by the NASD rules) in connection with the offering of the Registrable Debentures, and (ix) the reasonable fees and expenses of the Trustee, any registrar, any depositary and paying agent, including their respective counsel, and any escrow agent or custodian and (x) in the case of an underwritten offering, any fees and disbursements of the underwriter customarily required to be paid by issuers or sellers of such securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement but excluding (except as otherwise provided herein) fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and any transfer taxes, if any, relating to the sale or disposition of Registrable Debentures by a Holder.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
     Company relating to any offering of the Exchange Debentures or Registrable Debentures pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Shelf Registration" shall mean a registration effected pursuant to
           ------------------
     Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration
           ----------------------------
     statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Debentures on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee under the Indenture.
           -------

          2.   Registration Under the 1933 Act.  (a)  Exchange Offer
               -------------------------------        --------------
Registration. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company shall (A) file with the SEC within 150 calendar days after the Closing Time an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Debentures for Exchange Debentures, (B) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC within 180 calendar days after the Closing Time, (C) use its best efforts to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to consummate the Exchange Offer within 30 calendar days after the effective date of the Exchange Offer Registration Statement. The Exchange Debentures will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f)) eligible and electing to exchange Registrable Debentures for Exchange Debentures (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Debentures in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Debentures) to trade such Exchange Debentures from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          In connection with the Exchange Offer, the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable federal and state securities laws) after the date notice thereof is mailed to the Holders;

          (iii) use the services of the Depositary for the Exchange Offer with respect to Debentures evidenced by global certificates;

          (iv) permit Holders to withdraw tendered Registrable Debentures at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Debentures delivered for exchange, and a statement that such Holder is withdrawing its election to have such Debentures exchanged; and

          (v) otherwise comply in all respects with all applicable federal and state securities laws relating to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer, the Company shall:

          (i) accept for exchange Registrable Debentures duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Debentures so accepted for exchange by the Company; and

          (iii) cause the Trustee promptly to authenticate and deliver Exchange Debentures to each Holder of Registrable Debentures equal in principal amount to the principal amount of the Registrable Debentures of such Holder so accepted for exchange.

          Interest on each Exchange Debenture will accrue from the last date on which interest was paid on the Registrable Debentures surrendered in exchange therefor or, if no interest has been paid on the Registrable Debentures, from the Closing Time. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) that no action or proceeding shall have been instituted or threatened in any court or before any governmental agency with respect to the Exchange Offer which, in the Company's judgment, would impair the ability of the Company to proceed with the Exchange Offer, (iii) that no law, rule or regulation or applicable interpretations of the staff of the SEC has been issued or promulgated which, in the good faith determination of the Company, does not permit the Company to effect the Exchange Offer and (iv) that the Holders tender the Registrable Debentures to the Company in accordance with the Exchange Offer. Each Holder of Registrable Debentures (other than Participating Broker-Dealers) who wishes to exchange such Registrable Debentures for Exchange Debentures in the Exchange Offer shall have represented that (i) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Company, (ii) any Exchange Debentures to be received by it will be acquired in the ordinary course of business, (iii) at the time of the commencement of the Exchange Offer, it has no arrangement with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Debentures and (iv) it shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the 1933 Act available. To the extent permitted by law, the Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the

Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Debentures in the Exchange Offer.

          (b)  Shelf Registration.  (i) If, because of any change in law or
               ------------------
applicable interpretations thereof by the Staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer is not consummated on or prior to the 210th calendar day following the Closing Time, or (iii) if any Holder (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradeable Exchange Debentures pursuant to the Exchange Offer or
(iv) upon the written request of any of the Initial Purchasers following the consummation of the Exchange Offer, if such Initial Purchaser shall hold Registrable Debentures that it acquired directly from the Company and if such Initial Purchaser is not permitted, in the opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the Staff of the SEC to participate in the Exchange Offer, the Company shall, at its cost:

          (A) as promptly as practicable, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Debentures by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Debentures and set forth in such Shelf Registration Statement;

          (B) use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as practicable, but in no event later than the 210th calendar day after the Closing Time (or within 60 days of a request of any Initial Purchaser); provided that, with respect to Exchange Debentures received by a broker-dealer in exchange for any securities that were acquired by such broker-dealer as a result of market making or other trading activities, the Company may, if permitted by current interpretations by the staff of the SEC, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (A) solely with respect to broker-dealers who acquired their Securities as a result of market making or other trading activities, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement. In the event that the Company is required to file a Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer pursuant to clause (iii) above or upon the request of any Initial Purchaser pursuant to clause (iv) above, the Company shall file and use its best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Debentures and a Shelf Registration Statement (which may be a combined

     Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Debentures held by such Holder or such Initial Purchaser, as applicable, after completion of the Exchange Offer;

          (C) use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years after its effective date or such shorter period which will terminate when all of the Registrable Debentures covered by the Shelf Registration Statement (i) have been sold pursuant to the Shelf Registration Statement, (ii) cease to be outstanding or (iii) become eligible for resale pursuant to Rule 144 under the 1934 Act without volume restrictions; and

          (D) notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

          The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Debentures copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c)  Expenses.  The Company shall pay all Registration Expenses in
               --------
connection with the registration pursuant to Section 2(a) and 2(b) and, in the case of any Shelf Registration Statement, will reimburse the Holders or the Initial Purchasers for the reasonable fees and disbursements of one counsel (in addition to any local counsel) designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Debentures in connection therewith. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Debentures pursuant to the Shelf Registration Statement.

          (d)   Effective Registration Statement.  (i)  The Company shall be
                --------------------------------
deemed not to have used its best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite periods set forth herein if the Company voluntarily takes any action that could reasonably be expected to result in any such Registration Statement not being declared effective or remaining effective or in the Holders of Registrable Debentures covered thereby not being able to exchange or offer and sell such Registrable Debentures during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (but not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets or a material corporate transaction or event so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable.

          (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Debentures pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference, until the offering of Registrable Debentures pursuant to such Registration Statement may legally resume.

          (iii) During any 365-day period, the Company may suspend the availability of a Shelf Registration Statement and the use of the related Prospectus, as provided in Section 3(e)(vi) and the last paragraph of Section 3 hereof, for up to two periods of up to 45 consecutive days (except for the consecutive 45-day period immediately prior to maturity of the Debentures), but no more than an aggregate 90 days during any 365-day period, if any event shall occur (A) as set forth in Section 2(d)(i) or (B) as a result of which it shall be necessary, in the good faith determination of the board of directors of the Company, to amend the Shelf Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (e)   Increase in Interest Rate.  In the event that (i) the Exchange
                -------------------------
Offer Registration Statement is not filed with the SEC on or prior to the 150th calendar day following the date hereof, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day following the date hereof, (iii) the Exchange Offer is not consummated on or prior to the 30/th/ calendar day following the date of effectiveness of the Exchange Offer Registration Statement, or (iv) if required, a Shelf Registration Statement with respect to the Registrable Debentures is not declared effective on or prior to the 210/th/ calendar day following the Closing Time, the per annum interest rate borne by the Registrable Debentures shall be increased by one-quarter of one percent (0.25%) per annum following such 150-day period in the case of clause (i) above, following such 210-day period in the case of clause (ii) above, following such 30-day period in the case of clause (iii) above, or following such 210-day period in the case of (iv) above, which rate will be increased by an additional quarter of one percent (0.25%) per annum for each 90-day period that any additional interest continues to accrue; provided that the aggregate increase in such annual interest rate may in no event exceed one-half of one percent (0.50%) per annum. Upon (w) the filing of the Exchange Offer Registration Statement after the 150-day period described in clause (i) above, (x) the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (ii) above, (y) the consummation of the Exchange Offer after the 30-day period described in clause (iii) above, or (z) the effectiveness of a Shelf Registration Statement after the 210-day period described in clause (iv) above, the interest rate borne by the Debentures from the date of such filing, effectiveness or consummation, as the case may be, shall be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (i), (ii), (iii) or (iv) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions.

          (f) Specific Enforcement.  Without limiting the remedies available to
              --------------------
the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2(a) and 2(b).

          3.  Registration Procedures.   In connection with the obligations of
              -----------------------
the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

          (a) prepare and file with the SEC a Registration Statement, within the time periods specified in Section 2, on the appropriate form under the 1933 Act, which registration statement (i) shall be filed on a form selected by the Company and shall, in the case of a Shelf Registration Statement, be available for the sale of the Registrable Debentures by the selling Holders thereof and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all Debentures covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Debentures, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Debentures is being filed and advising such Holders that the distribution of Registrable Debentures will be made in accordance with the method elected by the Majority Holders; (ii) furnish to each Holder of Registrable Debentures, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Debentures, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Debentures; and (iii) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Registrable Debentures in connection with the offering and sale of the Registrable Debentures covered by the Prospectus or any amendment or supplement thereto;

          (d) use its best efforts to register or qualify the Registrable Debentures under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Debentures covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Debentures shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Debentures owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Registrable Debentures promptly and, if requested by such Holder, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Debentures covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Debentures for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective (including as contemplated in Section 2(d)(iii) hereof) which (A) is contemplated in Section 2(d)(i) or
     (B) makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f) (A) in the case of an Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Debentures for Exchange Debentures for the resale of such Exchange Debentures, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Debentures acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Debentures for Registrable Debentures pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Debentures, (iv) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Debentures covered by the Prospectus or any amendment or supplement thereto, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

          "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Debentures. If the undersigned is a broker-dealer that will receive Exchange Debentures for its own account in exchange for Registrable Debentures, it represents that the Registrable Debentures to be exchanged for Exchange Debentures were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Debentures pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act;"

               (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated, unless it elects not to act as such representative) any "cold comfort" letters with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below;

               (C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 120 days following the closing of the Exchange Offer or such shorter period which will terminate when the Participating Broker-Dealers have completed all resales subject to applicable prospectus delivery requirements; and

               (D) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b) hereof, or take any other action as a result of this Section 3(f), for a period exceeding
          120 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3;

          (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Debentures copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h) make every effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

          (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Debentures, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Debentures to facilitate the timely preparation and delivery of certificates representing Registrable Debentures to be sold and not bearing any restrictive legends; and cause such Registrable Debentures to be in such denominations (consistent with the provisions of the Indenture) in a form eligible for deposit with the Depositary and registered in such names as the selling Holders or the underwriters, if any, may reasonably request in writing at least one business day prior to the closing of any sale of Registrable Debentures;

          (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Debentures, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

          (l) obtain CUSIP numbers for all Exchange Debentures, or Registrable Debentures, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Debentures or Registrable Debentures, as the case may be, in a form eligible for deposit with the Depositary;

          (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Debentures, or Registrable Debentures, as the case may be,
     (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the holders of a majority in principal amount of the Registrable Debentures being sold) in order to expedite or facilitate the disposition of such Registrable Debentures and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, in a manner that is reasonable and customary:

               (i) make such representations and warranties to the Holders of such Registrable Debentures and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by such Holders and underwriters;

               (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount of the Registrable Debentures being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

               (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and will use best efforts to have such letters addressed to the selling Holders of Registrable Debentures, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

               (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Debentures, which agreement shall be in form, substance and scope customary for similar offerings;

               (v) if an underwriting agreement is entered into in the case of an underwritten offering, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to Section 5 hereof; and

               (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

     The above shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and
     (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Debentures of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and
     (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

          (o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Debentures and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any U.S.

     counsel or accountant retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement;

          (p) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Debentures, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Debentures, if any, and make such changes in any such document prior to the filing thereof as counsel to the Initial Purchasers or any underwriter may reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Debentures, the Initial Purchasers on behalf of such Holders or any underwriter, and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object within a reasonable time period;

          (q) in the case of a Shelf Registration, use its best efforts to cause all Registrable Debentures to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Debentures, if any;

          (r) in the case of a Shelf Registration, use its best efforts to cause the Registrable Debentures to be rated with the appropriate rating agencies, if so requested by the holders of a majority in principal amount of Registrable Debentures or by the underwriter or underwriters of an underwritten offering, unless the Registrable Debentures are already so rated;

          (s) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

          (t) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel.

          In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Debentures to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Debentures as the Company may from time to time reasonably request.

          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Sections 2(d)(i) and 3(e)(ii)-(vii) hereof, such Holder will forthwith discontinue disposition of Registrable Debentures pursuant to a Registration Statement until such Holder's receipt of (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (ii) written notice from the Company that the Shelf Registration Statement is once again effective and that no supplement or amendment is required. If so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Debentures current at the time of receipt of such notice.

          If the Company shall give any such notice to suspend the disposition of Registrable Debentures pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Sections 2(d)(i) and 3(e)(vi) hereof, the Company shall be deemed to have used its best efforts to keep the Shelf Registration Statement effective during such period of suspension; provided that (i) such period of suspension shall not exceed the time periods provided in Section 2(d)(iii) hereof and (ii) the Company shall, if necessary, use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

          4.  Underwritten Registrations.  If any of the Registrable Debentures
              --------------------------
covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Debentures included in such offering and shall be reasonably acceptable to the Company.

          No Holder of Registrable Debentures may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Debentures on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          5.  Indemnification and Contribution.  (a)  The Company agrees to
              --------------------------------
indemnify and hold harmless each Initial Purchaser, each Holder, each underwriter who participates in an offering of Registrable Debentures and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Debentures or Registrable Debentures were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including the reasonable fees and disbursements of one counsel chosen by an indemnified party or, in the case of the Holders, by a majority of the Holders), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent (A) arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by and relating to any Initial Purchaser through the Representative, or by and relating to any Holder or underwriter who participates in an offering of Registrable Debentures, in each case expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), or (B) resulting from the use of the Prospectus during a period when the use of the Prospectus has been suspended in accordance with Sections 2(d)(i), 2(d)(iii), Section 3(e)(vi) and the last paragraph of Section 3 hereof; provided, in each case, that Holders received prior notice of such suspension.

          (b) In the case of a Shelf Registration, each Holder severally agrees to indemnify and hold harmless the Company, each Initial Purchaser, each underwriter who participates in an offering of Registrable Debentures and the other selling Holders and each Person, if any, who controls the Company, any Initial Purchaser, any underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder, expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Debentures pursuant to such Shelf Registration Statement.

          (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall give notice as promptly as reasonably practicable to each Person against whom such indemnity may be sought (the "indemnifying party"), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 5(a) hereof, counsel to the indemnified parties shall be selected by the Representative if such indemnified parties include the Initial Purchasers (or, in the case of the Holders only, by a majority of the Holders), and, in the case of parties indemnified pursuant to Section 5(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. The indemnified party shall promptly reimburse the indemnifying party for all amounts advanced to it pursuant to this Section 5(d) hereof (unless it is entitled to such amounts under Section 5(e) hereof) if it shall be finally judicially determined that such indemnified party was not entitled to indemnification hereunder and such loss, liability, claim, damage or expense arose out of (i) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in the Registration Statements (or any amendment thereto), a preliminary prospectus or the final Prospectus (or any amendment or supplement thereto) or (ii) a fraudulent misrepresentation (within the meaning of Section 11 of the 1933 Act) by the indemnified party.

          (e) If the indemnification provided for in this Section 5 is for any reason held to be unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, the Initial Purchasers and the Holders, respectively, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Initial Purchasers or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Initial Purchasers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity, and the Holders were treated as one entity, for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 5(e), each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

          6.  Miscellaneous.  (a)  Rule 144 and Rule 144A.  For so long as the
              -------------        ----------------------
Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Debentures (i) make publicly available or cause to be made publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver or cause to be delivered such information to a prospective purchaser as is necessary to permit sales pursuant to

Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Debentures may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Debentures without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Holder of Registrable Debentures, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b) No Inconsistent Agreements.  The Company has not entered into nor
              --------------------------
will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Debentures in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (c) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Debentures affected by such amendment, modification, supplement, waiver or departure.

          (d) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Registrar under the Indenture, (ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this
Section 6(d), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Company, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (e) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Debentures in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Debentures, in any manner, whether by operation of law or otherwise, such Registrable Debentures shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Debentures, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (f) Third Party Beneficiary.  The Holders shall be third party
              -----------------------
beneficiaries to the agreements made hereunder between the Company on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                               LOWE'S COMPANIES, INC.


                               By: Marshall A. Croom
                                   ------------------
                                   Name: Marshall A. Croom
                                   Title: Assistant Treasurer


                               Attest:


                               By: William C. Warden, Jr.
                                   ----------------------
                                   Name: William C. Warden, Jr.
                                   Title:  Executive Vice President and
                                           Secretary



Confirmed and Accepted,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.

By:  MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By:  Lani Martin
     ------------
     Name: Lani Martin
     Title: Vice President